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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12

Information Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Information Services Group, Inc.
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut
(203) 517-3100

April 7, 2010

TO THE STOCKHOLDERS OF
Information Services Group, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Information Services Group, Inc. (the "Company") on May 11, 2010, at 10:00 a.m. Eastern Time, which will be held at the offices of the Company, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut.

        Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        Accompanying this Proxy Statement is the Company's 2009 Annual Report to Stockholders.

        We hope that you will attend the Annual Meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy form in the enclosed envelope.

Sincerely yours,
Michael P. Connors Chairman and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by mail in order to ensure the presence of a quorum. If you attend the meeting and do not hold your shares through an account with a brokerage firm, bank or other nominee, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares and revoke your vote, if necessary.

Information Services Group, Inc.
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut
(203) 517-3100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2010

TO THE STOCKHOLDERS:

        Notice is hereby given that the Annual Meeting of Stockholders of Information Services Group, Inc. (the "Company") will be held at the Company's offices, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut on May 11, 2010, at 10:00 a.m. Eastern Time, for the following purposes:

          1.     To elect two directors to serve for a three-year term and until their successors have been elected and qualified.

          2.     To ratify the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

          3.     To amend the 2007 Equity Incentive Plan.

          4.     To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on March 29, 2010 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut.

        Beginning April 7, 2010, this Notice and this Proxy Statement are being sent to stockholders of record.

By Order of the Board of Directors,
Michael P. Connors Chairman and Chief Executive Officer

Stamford, Connecticut
April 7, 2010

IMPORTANT: Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. Most stockholders are unable to attend the Annual Meeting. By appointing a proxy your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. You can vote your shares by completing and returning your proxy card. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions on the proxy card.

ANNEX A Amended and Restated 2007 Equity Incentive Plan

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited by the Board of Directors of Information Services Group, Inc., a Delaware corporation ("ISG," "Company," "we," "us," and "our"), for use at its Annual Meeting of Stockholders to be held on May 11, 2010 (the "Annual Meeting"), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about April 7, 2010.

        Pursuant to new e-proxy rules promulgated by the SEC, we are providing access to this Proxy Statement and our 2009 Annual Report to Stockholders (collectively, "proxy materials") both by sending you this full set of proxy materials as well as a proxy card and by notifying you of the availability of our proxy materials on the Internet. New SEC rules allow companies to avoid sending to their stockholders paper copies of their proxy materials if, instead, they furnish the proxy materials over the Internet and mail to their stockholders a Notice of Internet Availability of Proxy Materials. Companies, however, are not required to use e-proxy and, in lieu of doing so, may continue to send to stockholders a full set of their proxy materials. We have chosen to follow this latter approach, but are still obligated to provide you with the following notice:

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on May 11, 2010

        The Notice of Annual Meeting of Stockholders, Proxy Statement and 2009 Annual Report to Stockholders are available free of charge at www.informationsg.com.

SOLICITATION AND VOTING

        Only stockholders of record as of the close of business on March 29, 2010 will be entitled to vote at the meeting and any postponement or adjournment thereof. As of that time, we had 31,952,398 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws require that a quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the shares entitled to vote are present in person or by proxy. Shares will be counted towards the quorum only if the stockholder submits a valid proxy (or one is submitted on his behalf by his broker, bank or other nominee) or if the stockholder votes in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting until a quorum is present.

        The proxy accompanying this proxy statement is solicited on behalf of our Board of Directors for use at the Annual Meeting and any adjournments of the Annual Meeting, and the expenses of solicitation of proxies will be borne by us. The solicitation will be made primarily by mail, but our officers and regular employees may also solicit proxies by telephone, facsimile, via the Internet or in person. We also have retained Innisfree M&A Incorporated ("Innisfree") to assist in soliciting proxies. ISG expects to pay Innisfree approximately $8,500 plus expenses in connection with its solicitation of proxies.

        Stockholders whose shares are registered in their own names may vote by returning a proxy card. Please complete, sign and return the proxy card in the self-addressed, postage paid envelope provided.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder whose shares are registered in their own name has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If you hold shares in street name, through a bank, broker or other nominee, please contact the bank, broker or other nominee to revoke your proxy.

PROPOSAL NO. 1
ELECTION OF DIRECTOR

        Our amended and restated certificate of incorporation provides that the Board of Directors of the Company is divided into three classes with one class of directors being elected each year and each class serving a three-year term. Michael P. Connors and Robert E. Weissman constitute a class with a term that expires at this Annual Meeting (the "Class III Directors"); Robert J. Chrenc and Gerald S. Hobbs constitute a class with a term that expires at the annual meeting in 2011 (the "Class I Directors"); Kalpana Raina and Donald C. Waite III constitute a class with a term that expires at the annual meeting in 2012 (the "Class II Directors").

        The full Board of Directors has considered and nominated the following slate of Class III nominees for a three-year term expiring in 2013: Michael P. Connors and Robert E. Weissman. Action will be taken at the Annual Meeting for the election of these Class III nominees. Set forth below is information regarding the nominees to the Board of Directors for election as directors.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election Michael P. Connors and Robert E. Weissman. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee(s) as we may designate.

        If a quorum is present and voting, each of the two nominees receiving a plurality of votes cast will be elected. Proxies cannot be voted for more than two nominees. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        Nominees to the Board of Directors to serve until the third succeeding annual meeting of stockholders after their election and until their successors have been elected and qualified are:

Name	Age	Director Since
Michael P. Connors	54	2006
Robert E. Weissman	69	2006

        The principal occupations and qualifications of the nominees for director are as follows. There are no family relationships among any of our directors or executive officers.

        Michael P. Connors has served as our Chairman of the Board and Chief Executive Officer since our inception. Mr. Connors also served as our Secretary and Treasurer from the date of our inception until December 2006. Mr. Connors served as Chairman and CEO of VNU's Media Measurement and Information (MMI) Group from its creation in 2001 until his resignation in 2005. VNU is a leading global information and media company. Mr. Connors was instrumental in creating the MMI Group, which comprises VNU's media information, entertainment, software and internet businesses, including Nielsen Media Research, Nielsen Entertainment and NetRatings. In addition to leading the MMI Group, Mr. Connors served as chairman of VNU World Directories from 2003 to 2004, which included VNU's Yellow Pages and directory businesses operating in seven countries. Mr. Connors also served as a member of the VNU Executive Board. Prior to joining VNU, Mr. Connors was Vice Chairman of ACNielsen Corporation, one of the world's largest marketing information services companies, commencing November, 1996. Prior to that, as Senior Vice President of The Dun & Bradstreet Corporation (D&B), Mr. Connors played a key role in the breakup of D&B into three separate, publicly traded companies, including ACNielsen. Mr. Connors currently serves as a director of Eastman Chemical Company. Also, during the past five years, Mr. Connors served as a member of the Boards of Directors of R.H. Donnelley Corporation and NetRatings, Inc.

        Robert E. Weissman has served as our Director since August 2006. Mr. Weissman retired in January 2001 after years of experience as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of IMS Health Incorporated (IMS), a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS until March 1999 and he continued to serve as Chairman until 2001. Prior to his position with IMS, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation, the former parent company of IMS, Nielsen Media Research, a provider of media data, and Gartner Group, an information technology research and advisory company, and prior to that, was Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation (D&B) from 1994 to 1996. Prior to his election as Chairman and Chief Executive Officer of D&B, he held the position of President and Chief Operating Officer of that company since 1985. From 2001 to 2005, Mr. Weissman was active as Chairman of Shelburne Partners, a private investment company that works with emerging companies in the United States and Europe. In addition, Mr. Weissman currently serves as a director of State Street Corporation, Pitney Bowes, Inc., and Cognizant Technology Solutions Corporation.

        The Board of Directors recommends a vote "FOR" each of the nominees named above.

CORPORATE GOVERNANCE

Responsibilities of the Board of Directors

        Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Leadership Structure

        The Board of Directors determined that combining the CEO and Chairman positions, coupled with a Lead Independent Director position, strengthens the Company's governance structure and is the appropriate leadership model for the Company at this time. The Board of Directors believes that "one-size" does not fit all, and the decision of whether to combine or separate the positions of CEO and Chairman will vary company to company and depend upon a company's particular circumstances at a given point in time. Accordingly, the Board of Directors carefully considers from time to time whether the CEO and Chairman positions should be combined based on what the Board believes is best for the Company and its stockholders.

        Board structures vary greatly among U.S. public corporations, with a majority of U.S. public corporations currently combining the positions of CEO and Chairman, according to a recent survey. The Board of Directors does not believe that the evidence demonstrates that any one leadership structure is more effective at creating long-term stockholder value. The Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the CEO and Chairman positions so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        Since March 2009, Mr. Robert E. Weissman has served as the Lead Independent Director. In addition to presiding at executive sessions of the independent directors, the responsibilities of the Lead Independent Director also include:

  •
  leading the Board's processes for selecting and evaluating the Chief Executive Officer and Chairman;

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  presiding at all meetings of the Board at which the Chairman is not present;

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  calling additional meetings of the independent directors as appropriate;

  •
  assisting in scheduling Board meetings;

  •
  providing the Board of Directors with input as to the preparation of Board meeting agendas;

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  specifically requesting the inclusion of certain materials for Board meetings;

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  recommending, as appropriate, that the Board of Directors retain consultants who will report directly to the Board of Directors; and

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  acting as a liaison between the independent directors and the Chairman on sensitive issues.

        The Board of Directors believes that the responsibilities delegated to the Lead Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board of Directors believes that its Lead Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership.

        The Board of Directors believes that this structure is in the best interests of the Company at this time as it will allow for a balance of power between the CEO and the independent directors and will provide an environment in which its independent directors are fully informed, have significant input into the content of Board meeting agendas and are able to provide objective and thoughtful oversight of management.

Board Composition

        The Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In that regard, the Nominating and Corporate Governance Committee is responsible for recommending candidates for all directorships to be filled by the Board or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account (1) minimum individual qualifications, such as strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board of Directors and (2) all other factors it considers appropriate. In addition, although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating and Corporate Governance Committee carefully considers are the benefits to the Company of diversity, including gender and racial diversity, in board composition.

        After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate's election.

        When considering whether the Board's directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the Board focused primarily on the information discussed in each of the Board members' or nominees' biographical information set forth on pages 25 to 26. In particular, with regards to Mr. Connors, the Board considered his extensive knowledge of the Company's business and his position as Chief Executive Officer of the Company with the responsibility for the day-to-day oversight of the Company's business operations. With regards to Messrs. Chrenc, Hobbs, Waite and Weissman and Ms. Raina, the Board considered their significant experience, expertise and background with regard to business, accounting and financial matters. With regards to Mr. Chrenc, the Board of Directors considered his extensive experience as Chief Financial Officer of ACNielsen Corporation, a leading provider of marketing information, and as a partner at Arthur Andersen LLP, an international accounting and professional services firm. With regards to Mr. Hobbs, the Board of Directors considered his extensive experience as the Chairman and CEO of various information and media companies, including VNU, Inc. With regards, to Ms. Raina, the Board of Directors considered her role as a senior executive with The Bank of New York and her service on the Audit Committee of RealNetworks. With regards to Mr. Waite, the Board considered his extensive experience in management consulting as a Managing Director with McKinsey & Company and his service as one of three members of McKinsey's Office of the Managing Director. With regards to Mr. Weissman, the Board considered his extensive experience as Chairman and CEO of various information and media companies, including The Dun & Bradstreet Corporation and IMS Health Incorporated. In addition, in connection with the nominations of Messrs. Connors and Weissman for election as directors at the 2010 Annual Meeting, the Board considered their valuable contributions to the Company's success during their years of Board service.

Director Independence

        Our Board of Directors has six directors and the Board of Directors has affirmatively determined that all of the directors, other than Mr. Connors, including those who serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are "independent" for purposes of the The Nasdaq Stock Market LLC ("Nasdaq") listing standards and federal securities laws. In the course of the Board of Directors' determination regarding the independence of each non-management director, it considered any transactions, relationships and arrangements as required by the applicable Nasdaq rules and the rules and regulations of the Securities and Exchange Commission (the "SEC").

Executive Sessions

        Our independent directors hold regularly scheduled meetings at which only independent directors are present.

Meeting Attendance

        Directors are expected to attend Board meetings and meetings of the committees on which they serve and to spend the time needed, and meet as frequently as necessary, in order to properly discharge their responsibilities. The Board of Directors held five meetings during 2009. Each of the standing committees of the Board of Directors held the number of meetings indicated in the table below. During 2009, each of our directors attended at least 75% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors on which such director served held during that period.

        This Annual Meeting will be our third annual stockholder meeting. ISG's policy is to invite each director to attend the Company's annual meeting of stockholders, but does not require attendance by all directors. ISG periodically monitors and reassesses this policy to ensure the Board remains open and available for stockholder communications.

Committees of the Board of Directors

        The Audit, Compensation, and Nominating and Corporate Governance Committees each operate under a written charter adopted by the Board of Directors. Copies of these charters are available on our website (www.informationsg.com/governance).

        The following table sets forth the three standing committees of the Board of Directors, the members of each committee during the last fiscal year and the number of meetings held by each committee during the last fiscal year:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Michael P. Connors
Robert J. Chrenc	Chairman	Member	Member
Gerald S. Hobbs	Member	Member	Member
Kalpana Raina	Member	Member	Member
Donald C. Waite III	Member	Member	Chairman
Robert E. Weissman	Member 4 Meetings	Chairman 2 Meetings	Member 2 Meetings

Audit Committee

        Our Audit Committee consists of Mr. Chrenc, as Chairman, Mr. Hobbs, Ms. Raina, Mr. Waite and Mr. Weissman. The Audit Committee is responsible for, among other things:

  •
  selecting, appointing, compensating, retaining and terminating our independent registered public accounting firm;

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  overseeing the auditing work of any independent registered public accounting firm employed by us, including the resolution of any disagreement between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

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  pre-approving audit, other audit, audit related and permitted non-audit services to be performed by the independent registered public accounting firm and related fees;

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  meeting with our independent registered public accounting firm to review the proposed scope of the annual audit of our financial statements and to discuss such other matters that it deems appropriate;

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  reviewing the findings of the independent registered public accounting firm with respect to the annual audit;

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  meeting to review and discuss with management and the independent registered public accounting firm our periodic financial reports prior to our filing them with the SEC and reporting annually to the Board of Directors with respect to such matters;

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  reviewing with our financial and accounting management, the independent registered public accounting firm and internal auditor the adequacy and effectiveness of our internal control over financial reporting, financial reporting process and disclosure controls and procedures; and

  •
  reviewing the internal audit function.

        In accordance with applicable federal securities laws and the rules of Nasdaq, we have adopted an Audit Committee charter that incorporates these duties and responsibilities.

        The Audit Committee will at all times be composed exclusively of "independent directors" who are able to read and understand fundamental financial statements. In addition, ISG must certify to Nasdaq that it has, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. The Board of Directors has determined that Mr. Chrenc satisfies Nasdaq's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under the rules and regulations of the SEC.

        Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

        The Compensation Committee consists of Mr. Weissman, as Chairman, Mr. Chrenc, Mr. Hobbs, Ms. Raina and Mr. Waite. The Compensation Committee is responsible for overseeing the compensation and employee benefit plans and practices of the Company, including administering the 2007 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan. The Compensation Committee is also responsible for, among other things:

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  reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

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  reviewing with the Chief Executive Officer the performance and compensation of all other executive officers;

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  reviewing and discussing the Compensation Discussion and Analysis section contained in this Proxy Statement; and

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  reviewing and establishing policies concerning any management perquisite and similar benefits.

        In accordance with applicable federal securities laws and the rules of Nasdaq, ISG has adopted a Compensation Committee charter that delineates these duties and responsibilities.

        The Board of Directors has determined that all of the members of the Compensation Committee meet the independence requirements mandated by Nasdaq, the rules of the SEC, the Internal Revenue Service, in each case as they are applicable to serving on the Compensation Committee, and our standards of independence.

        No executive officer of ISG: (1) served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of ISG; (2) served as a director of another entity, one of whose executive officers served on the Compensation Committee of ISG; or (3) served as a member of the compensation committee of another entity, one of whose executive officers served as a director of ISG.

        The Compensation Committee has retained Steven Hall & Partners ("SH&P") to advise it in connection with fulfilling its responsibilities with respect to the Company's executive and Board of Director compensation programs. For a discussion of the nature and scope of SH&P's assignment, and the material elements of the instructions or directions given to SH&P with respect to the performance of their duties under the engagement, please see: "Use of Third Party Consultants" on pages 27 to 28. SH&P maintains no other direct or indirect business relationships with the Company.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Mr. Waite, as Chairman, Mr. Chrenc, Mr. Hobbs, Ms. Raina and Mr. Weissman. The Nominating and Corporate Governance Committee is responsible for, among other things:

  •
  developing, recommending and monitoring corporate governance guidelines for ISG and the Board of Directors;

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  identifying and reviewing the qualifications of candidates for Board membership;

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  recommending to the Board of Directors candidates to fill vacancies on the Board which occur between annual meetings of stockholders or for election at annual meetings;

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  recommending to the Board of Directors criteria regarding the composition of the Board, the total size of the Board and the proportion of employee and non-employee directors;

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  recommending to the Board of Directors committee memberships and chairpersons; and

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  consulting with the Board of Directors annually regarding the independence of each member of the Board.

        In accordance with applicable federal securities laws and the rules of Nasdaq, ISG has adopted a Nominating and Corporate Governance Committee charter that delineates these duties and responsibilities.

        The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee meet the independence requirements mandated by Nasdaq, the rules of the

SEC, in each case as they are applicable to serving on the Nominating and Corporate Governance Committee, and our standards of independence.

        The Nominating and Corporate Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account, without limitation, factors such as judgment, skill, diversity, character, integrity, collegiality, willingness to act upon and be accountable for majority Board decisions, experience (particularly with businesses and other organizations of comparable size and within similar or related industries) and how that experience interplays with that of the other Board members, independence from management, and the ability of the candidate to attend Board and Committee meetings regularly and to devote an appropriate amount of time and effort in preparation for those meetings. Ultimately, the Nominating and Corporate Governance Committee will nominate those individuals who it believes will, in conjunction with other members of the Board, best collectively serve the long-term interests of the Company's stockholders.

        In assessing stockholder nominees, the Nominating and Corporate Governance Committee will consider the same criteria utilized for other candidates, but will also consider whether the candidate can serve the best interests of all stockholders of the Company and not be beholden to the sponsoring person or group. Individuals recommended by stockholders for nomination as a director will be considered in accordance with the procedures described under "Stockholder Proposals and Nominations."

Oversight of Risk Management

        On behalf of the Board of Directors, the Audit Committee is responsible for oversight of the Company's risk management policies and procedures. The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. The Audit Committee discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company's Chief Financial Officer is responsible for the Company's risk management function and regularly works closely with the Company's senior executives to identify risks material to the Company. The Chief Financial Officer reports regularly to the Chief Executive Officer and the Company's Audit Committee regarding the Company's risk management policies and procedures. In that regard, the Company's Chief Financial Officer meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board on a regular basis to apprise the Board of their discussions with the Chief Financial Officer regarding the Company's risk management efforts.

Code of Ethics

        We have adopted a code of ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of Nasdaq. You may obtain a copy of ISG's code of ethics, free of charge, by contacting our Corporate Secretary. You can also find a link to the code on our website (www.informationsg.com). ISG intends to disclose amendments to or waivers from a required provision of its code on Form 8-K.

Certain Relationships and Transactions with Related Persons

        On February 6, 2007, ISG entered into a registration rights agreement with certain stockholders including Oenoke Partners, LLC, which was an affiliate of certain executive officers, including Messrs. Connors, Doppelt and Gould ("Oenoke"), Robert J. Chrenc and Robert E. Weissman under which these stockholders are entitled to make up to two demands that we register the resale of their shares and warrants and shares underlying the warrants. These stockholders may elect to exercise these registration rights at any time, subject to the transfer restrictions imposed by the lock-up agreements. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to November 16, 2007, subject to the transfer restrictions imposed by the lock-up agreements. ISG will bear the expenses incurred in connection with the filing of any such registration statements.

        ISG's policy is to require that any transaction with a related person required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved or ratified by a majority of independent, disinterested directors. ISG has not adopted procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case-by-case basis.

Stockholder Communications with Directors

        Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of the Director(s)
c/o Corporate Secretary
Information Services Group, Inc.
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut
Fax: (203) 517-3199

        Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

        The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our General Counsel.

PROPOSAL NO. 2
RATIFICATION OF ENGAGEMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        On March 3, 2010, the Audit Committee and the Board of Directors engaged PricewaterhouseCoopers LLP to continue in its capacity as independent registered public accounting firm for the fiscal year ending December 31, 2010. Stock holders will be asked at the Annual Meeting to ratify the engagement of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2010.

        Although the engagement of PricewaterhouseCoopers LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the selection of its independent registered public accounting firm for the fiscal year ending December 31, 2010. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors or the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors or Audit Committee feels that such a change would be in the best interests of the Company and our stockholders.

        The Company anticipates that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions at the meeting.

        The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and December 31, 2008 by PricewaterhouseCoopers LLP:

	Fiscal Years
	December 31, 2009	December 31, 2008
Audit Fees(1)	$519,376	$642,983
Audit-Related Fees(2)	3,999	50,570
Tax Fees(3)	172,483	380,205

Total Fees	$695,858	$1,073,758

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." This category includes fees related to software licenses and services rendered in connection with SEC registration statements.

(3)
Includes fees for professional services rendered in fiscal 2009 and 2008 in connection with tax compliance (including U.S. federal and international returns) and tax consulting.

        The Audit Committee has considered whether the provisions of services described in the table above are compatible with maintaining auditor independence. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Securities Exchange Act of 1934, as amended, to the Company's management.

        Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of ISG common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        The Board of Directors recommends a vote FOR the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

REPORT OF THE AUDIT COMMITTEE

        The directors who serve on the Audit Committee are all "independent" in accordance with Nasdaq requirements, the applicable SEC rules and regulations and our standards of independence. We have reviewed and discussed with management the Company's Annual Report on Form 10-K, which includes the Company's audited consolidated financial statements for the year ended December 31, 2009, management's report on internal control over financial reporting as of December 31, 2009 and the independent registered public accounting firm's attestation report (which are required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002).

        During 2009, the Audit Committee fulfilled all of its responsibilities under its charter that was effective during 2009. As part of the Company's governance practices, the Audit Committee reviews its charter on an annual basis and, when appropriate, recommends to the Board of Directors changes to its charter. The Board of Directors adopted changes to the Audit Committee charter in January 2008. The revised Audit Committee charter can be obtained through our website (www.informationsg.com).

        We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and have discussed with the registered public accounting firm their independence.

        Based on the reviews and discussions referred to above, we recommended to the Company's Board of Directors that the Company's Annual Report on Form 10-K for the year ended December 31, 2009 be filed with the Securities and Exchange Commission.

        During 2009, Robert J. Chrenc, Robert E. Weissman, Gerald S. Hobbs, Kalpana Raina and Donald C. Waite III served as members of the Audit Committee.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
THE AUDIT COMMITTEE Mr. Robert J. Chrenc (Chairman) Mr. Gerald S. Hobbs Ms. Kalpana Raina Mr. Donald C. Waite III Mr. Robert E. Weissman

PROPOSAL NO. 3
AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN

        ISG's 2007 Equity Incentive Plan was initially adopted effective November 13, 2007. On March 3, 2010, the Board of Directors authorized and approved the Amended and Restated 2007 Equity Incentive Plan (the "Plan"), subject to stockholder approval. The purpose of the amendment and restatement is (i) to increase the number of shares authorized for issuance under the plan by 4,500,000, (ii) to modify the way that authorized shares under the plan are counted so that the pool of authorized shares that may be issued is "fungible," as further discussed below; (iii) to seek re-approval of the material terms of the plan (including the performance goals) in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code with respect to certain performance awards that may be granted under the Plan and (iv) to extend the term of the plan so that the plan will be effective from the date of stockholder approval of the amended and restated plan until the fifth anniversary of such date. The Company is not seeking to make any other material changes to the terms of the Plan at this time.

        If stockholders approve the proposed Amended and Restated 2007 Equity Incentive Plan, ISG has reserved 8,500,000 shares of ISG common stock for issuance under the Plan (including shares previously issued and shares subject to currently outstanding awards). The following is a summary of the material features of the Plan. The full text of the Amended and Restated 2007 Equity Incentive Plan is attached hereto as Annex A.

Purposes

        The purposes of the Plan are to promote the interests of ISG and its stockholders by (i) attracting and retaining key employees, directors and independent contractors of ISG and its subsidiaries; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of ISG.

        The Plan will be administered by ISG's compensation committee.

Number of Shares Authorized Under the Amended and Restated 2007 Equity Incentive Plan

        The equity incentive plan authorizes the grant of awards to participants with respect to a maximum of 8,500,000 shares of ISG's common stock (the "share pool"), subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events. This represents an increase of 4,500,000 shares from the currently authorized pool. Plan awards may be made in the form of (i) nonqualified stock options; (ii) stock options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (stock options described in clause (i) and (ii), "options"); (iii) stock appreciation rights; (iv) restricted stock and/or restricted stock units; (v) performance awards and (vi) other stock based awards; provided, however, that any one share of ISG common stock that is subject to an award (and any per share value referenced in any award), other than any options and stock appreciation rights, granted on or after the effective date of the Plan, will be counted as reducing the number of shares available under the share pool by 1.44 Shares (the "counting rule"). The maximum number of shares underlying options and stock appreciation rights that may be granted under the Plan to any one participant in any given calendar year may not exceed 750,000 and the maximum amount that may be earned under the Plan during a calendar year by a participant in connection with the settlement of awards designated as "performance compensation awards" will be: (x) with respect to performance compensation awards that are denominated in shares, 500,000 shares and (y) with respect to performance compensation awards that are not denominated in Shares, $5,000,000. In the case of performance periods extending more than one calendar year, the applicable limitation will be apportioned over the number of full and partial years in the performance period.

        The delivery of shares upon the exercise or settlement of an award will reduce the shares available under the Plan by the number of shares counted in respect of the award under the counting rule. Shares which are subject to awards which terminate, lapse, or are forfeited or canceled, excluding the withholding of shares to pay the exercise price or tax withholding obligations relating to options and stock appreciation rights, will be deemed not to have been delivered and will be available for further awards under the Plan. Cash settlement of an award in any manner will reduce the shares available under the Plan by the per share payment of cash.

        On March 29, 2010, the last reported sale price of ISG's Common Stock as reported in the Nasdaq Global Market was $3.51 per share.

Substitute Awards

        Awards may be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by ISG or its affiliates or a company acquired by ISG or with which ISG combines. The number of shares underlying any such assumed or substitute awards will not be counted against the aggregate number of shares which otherwise are available for grant under the Plan in the case of an assumption or substitution of awards for those of a company acquired by ISG or with which ISG combines.

Limitations

        No award may be granted under the Plan after the fifth anniversary of the effective date of the Plan, which would be the date of stockholder approval of the Plan, but awards theretofore granted may extend beyond that date. Notwithstanding any provision in the Plan to the contrary, the repricing of an option or stock appreciation right, once granted hereunder, is prohibited without prior approval of our stockholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an option or stock appreciation right to lower its exercise price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; and (iii) repurchasing canceling an option or stock appreciation right at a time when its exercise price is greater than the fair market value of the underlying shares for cash or in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under the adjustment and change in control provisions of the Plan. Such cancellation and exchange would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Eligibility

        Executive officers and other employees of ISG and its subsidiaries, and non-employee directors and independent contractors are eligible to be selected to be participants in the Plan. As of March 29, 2010, approximately 525 persons are potentially eligible for awards under the plan. Equity awards currently outstanding under the 2007 Equity Incentive Plan were held by a total of 323 current and former ISG employees as of March 29, 2010. Nothing in the Plan precludes the compensation committee from authorizing payment of other compensation, including bonuses based upon performance, to executive officers, other employees, non-employee directors and independent contractors outside of the plan.

Terms and Conditions of Options

        Options granted under the Plan will be, as determined by the compensation committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related award agreements, and will be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the compensation committee will determine:

        Option Exercise Price.    The option exercise price per share will be determined by the compensation committee, but will not be less than 100% of the fair market value of a share on the date an option is granted (other than in the case of options granted in substitution of previously granted awards).

        Exercisability.    Options granted under the Plan will be exercisable at such time and upon such terms and conditions as may be determined by the compensation committee, but in no event will an option be exercisable more than ten years after the date it is granted. The compensation committee will determine the vesting terms of options, in its discretion.

        Exercise of Options.    Except as otherwise provided in the Plan or in an award agreement, an option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The exercise date of an option will be the later of the date a notice of exercise is received by ISG and, if applicable, the date payment is received by ISG pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the shares as to which an option is exercised will be paid to ISG as designated by the compensation committee, pursuant to one or more of the following methods: (i) in cash or its equivalent, (ii) in shares having a fair market value equal to the aggregate option exercise price for the shares being purchased and satisfying such other requirements as may be imposed by the compensation committee (which may include the withholding by ISG of shares deliverable upon exercise of the option to satisfy the exercise price), (iii) partly in cash and partly in such shares, (iv) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver promptly to ISG an amount out of the proceeds of such sale equal to the aggregate option exercise price for the shares being purchased or (v) through net settlement in shares. No participant will have any rights to dividends or other rights of a stockholder with respect to shares subject to an option until the participant has given written notice of exercise of the option, paid in full for such shares and, if applicable, has satisfied any other conditions imposed by the compensation committee pursuant to the Plan.

        Incentive Stock Options.    The compensation committee may grant options under the Plan that are intended to be incentive stock options. Such incentive stock options will comply with the requirements of Section 422 of the Internal Revenue Code (or any successor section thereto). No incentive stock option may be granted to any participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of ISG or of any subsidiary, unless (i) the option exercise price for such incentive stock option is at least 110% of the fair market value of a share on the date the incentive stock option is granted and (ii) the date on which such incentive stock option terminates is a date not later than the day preceding the fifth anniversary of the date on which the incentive stock option is granted.

Terms and Conditions of Stock Appreciation Rights

        Grants.    The compensation committee may grant (i) a stock appreciation right independent of an option or (ii) a stock appreciation right in connection with an option, or a portion thereof. A stock appreciation right granted in connection with an option (A) may be granted at the time the related option is granted or at any time prior to the exercise or cancellation of the related option, (B) will cover the same number of shares covered by an option (or such lesser number of shares as the compensation committee may determine) and (C) will be subject to the same terms and conditions as such option except for such additional limitations as the compensation committee may impose.

        Terms.    The exercise price per share of a stock appreciation right will be an amount determined by the compensation committee but in no event will such amount be less than the fair market value of a share on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards); provided, however, that in the case of a stock appreciation right granted in conjunction with an option, or a portion thereof, the exercise price may not be less than the option exercise price of the related option. Each stock appreciation right granted independent of an option entitles a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share over (B) the exercise price per share, times (ii) the number of shares or portion thereof covered by the stock appreciation right being exercised. Each stock appreciation right granted in conjunction with an option, or a portion thereof, entitles a participant to surrender to ISG the unexercised option and to receive from ISG in exchange therefore an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share over (B) the option exercise price per share, times (ii) the number of shares covered by the option, or portion thereof, which is surrendered. Payment will be made in shares or in cash, with any shares valued at fair market value at the exercise date, all as determined by the compensation committee.

        Limitations.    The compensation committee may impose, in its discretion, such vesting requirements and conditions upon the exercisability of stock appreciation rights as it may deem fit, but in no event will a stock appreciation right be exercisable more than ten years after the date it is granted.

Other Stock-Based Awards

        Generally.    The compensation committee, in its sole discretion, may grant or sell awards of shares, awards of restricted shares, restricted share units and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares. Such other stock-based awards will be in such form, and dependent on such conditions, as the compensation committee will determine, including, without limitation, the right to receive, or vest with respect to, one or more shares (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other stock-based awards may be granted alone or in addition to any other awards granted under the Plan. Subject to the provisions of the Plan, the compensation committee will determine to whom and when other stock-based awards will be made, the number of shares to be awarded under (or otherwise related to) such other stock-based awards; whether such other stock-based awards will be settled in cash, shares or a combination of cash and shares; the vesting provisions of the awards and all other terms and conditions of the awards.

        Performance-Based Awards.    Notwithstanding anything to the contrary herein, certain other stock-based awards or cash awards may be granted in a manner which is intended to be deductible by ISG under Section 162(m) of the Internal Revenue Code (or any successor section thereto) ("performance-based awards"). A participant's performance-based award will be determined based on the attainment of written performance goals approved by the compensation committee for a performance period established by the compensation committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, will be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders'

equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital (xviii) return on assets and (xix) total stockholder return. The foregoing criteria may relate to ISG, one or more of its affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the compensation committee will determine. In addition, to the degree consistent with Section 162(m) of the Internal Revenue Code, the performance goals may be calculated without regard to extraordinary items. The compensation committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, will so certify and ascertain the amount of the applicable performance-based award. No performance-based awards will be paid for such performance period until such certification is made by the compensation committee. The amount of the performance-based award actually paid to a given participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the compensation committee, except that in the case of share-denominated performance-based awards with multi-year performance periods this discretion may be specifically reserved at the time of grant if the failure to do so would result in the accounting expense for such award not being measured at the time of grant. The amount of the performance-based award determined by the compensation committee for a performance period will be paid to the participant at such time as determined by the compensation committee in its sole discretion after the end of such performance period; provided, however, that a participant may, if and to the extent permitted by the compensation committee and consistent with the provisions of Section 162(m) of the Internal Revenue Code, elect to defer payment of a performance-based award.

Transferability

        Unless otherwise determined by the compensation committee (and subject to the limitation that in no circumstances may an award be transferred by the participant for consideration or value), an award will not be transferable or assignable by the participant otherwise than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death. An award exercisable after the death of a participant may be exercised by the legatees, personal representatives, distributees or designated beneficiaries of the participant.

Adjustments upon certain events/Change of Control

        In the event of any change in the outstanding shares after the effective date of the Plan by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares or other corporate exchange or equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718), or any distribution to stockholders other than regular cash dividends or any transaction similar to the foregoing, the compensation committee shall make such substitution or adjustment, if any, in a manner it deems to be equitable, as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which options or stock appreciation rights may be granted during a calendar year to any participant, (iii) the maximum amount of a performance-based award that may be granted during a calendar year to any participant, (iv) the option exercise price or exercise price of any stock appreciation right and/or (v) any other affected terms of such awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an "equity restructuring" (within the meaning of the FASB ASC Topic 718), the committee shall make an equitable adjustment to all outstanding awards to reflect such event.

        In the event of a change in control after the effective date, (i) if determined by the compensation committee in the applicable award agreement or otherwise, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse and/or performance restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse and/or performance restrictions, as the case may be, as of immediately prior to such change in control and (ii) the compensation committee may, but will not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, (B) cancel such awards for fair value (as determined in the sole discretion of the compensation committee) which, in the case of options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the change in control transaction to holders of the same number of shares subject to such options or stock appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such options or stock appreciation rights) over the aggregate exercise price of such options or stock appreciation rights, (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder as determined by the compensation committee in its sole discretion or (D) provide that for a period of at least ten business days prior to the change in control, such options or stock appreciation rights will be exercisable as to all shares subject thereto and that upon the occurrence of the change in control, such options or stock appreciation rights will terminate and be of no further force and effect.

Amendment to the Plan

        The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation will be made, (a) without the approval of the stockholders of ISG, if such action would, increase the total number of shares reserved for the purposes of the Plan or change the maximum number of shares for which awards may be granted to any participant, (b) without the consent of a participant, if such action would materially diminish any of the rights of the participant under any award theretofore granted to such participant under the Plan or (c) other than as permitted in the Plan, relating to repricing of options or stock appreciation rights, to permit such repricing without the approval of the stockholders of ISG; provided, however, that the compensation committee may amend the Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to ISG or to participants). Under these rules, however, stockholder approval will not necessarily be required for all amendments which might increase the cost of the Plan or broaden eligibility.

Section 409A of the Internal Revenue Code

        It is intended that awards under the Plan will not be granted, deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Internal Revenue Code upon a participant. If the compensation committee reasonably determines that, as a result of Section 409A of the Internal Revenue Code, a payment in respect of an award constitutes deferred compensation and the payment in connection with a termination of service would result in a tax penalty to the participant, ISG will make such payment on the first day that would not result in the participant incurring such a penalty.

Federal Income Tax Consequences Relating to Awards Under the Amended and Restated 2007 Equity Incentive Plan

        The following summary of the federal income tax consequences relating to awards under the Plan is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable tax law, and in particular it does not address federal taxes other than income taxes and state and local tax considerations.

  Certain United States Federal Income Tax Consequences of Options and Stock Appreciation Rights

        Certain of the United States federal income tax consequences to a participant and to his or her employer resulting from stock options and stock appreciation rights granted under the Plan should generally be as set forth in the following summary:

        A participant to whom an incentive stock option that qualifies under Section 422 of the Internal Revenue Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the participant's employer upon the grant or exercise of such incentive stock option. However, upon the exercise of an incentive stock option, special alternative minimum tax rules apply for the participant.

        When the participant sells shares acquired through the exercise of an incentive stock option more than one year after the date of transfer of such shares and more than two years after the date of grant of such incentive stock option, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the incentive stock option exercise price of the incentive stock option. If the participant does not hold such shares for this period, when the participant sells such shares, the participant will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Internal Revenue Code and regulations thereunder, and the participant's employer will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income, but no deduction for any capital gain recognized by the participant.

        An individual to whom an option that is not an incentive stock option (a "non-qualified option" or a stock appreciation right is granted will not recognize income at the time of grant of such option or stock appreciation right. When such individual exercises such non-qualified option or stock appreciation right, the individual will recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of exercise, of the shares the individual receives, over the option exercise price or, in the case of a stock appreciation right, the fair market value of the shares or cash received upon exercise. The individual's tax basis of shares received upon exercise will be equal to the exercise price paid, in the case of an option, plus the amount includable in the individual's gross income resulting from exercise of the option or stock appreciation right. The individual's capital gains holding period for such shares will commence on the day after which the individual recognized taxable income in respect of such shares. Subject to applicable provisions of the Internal Revenue Code and regulations thereunder, the employer of such individual will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options or stock appreciation rights in an amount equal to the ordinary compensation income recognized by the individual. Any such compensation includable in the gross income of a participant in respect of a non-qualified option or stock appreciation right will be subject to appropriate federal, state, local and foreign income and employment taxes.

  Certain United States Federal Income Tax Consequences of Restricted Stock and Other Awards

        Generally, ISG receives a deduction and a participant recognizes taxable income equal to the fair market value of the restricted stock at the time or times that restrictions on shares awarded lapse, unless the participant elects to recognize the full fair market value of the restricted stock awarded as income immediately upon grant of the shares, by so electing not later than 30 days after the date of grant by ISG to the participant of a restricted stock award as permitted under Section 83(b) of the Internal Revenue Code (such an election, a "Section 83(b) election"). In the event the participant makes such an election, the participant is taxed at ordinary income tax rates, and ISG is entitled to a deduction for an equivalent amount at the same time. Upon disposition by a participant of any restricted shares following the lapse of any restrictions, any difference between the participant's tax basis in the shares (e.g., the amount of the ordinary income recognized, if any, by the participant upon either the making of the Section 83(b) election or upon the lapsing of the restrictions, as applicable) and the amount realized on the participant's disposition of shares is treated as short-term or long-term capital gain or loss. Upon a forfeiture of restricted stock as to which the participant filed a Section 83(b) election, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax. Whether or not a participant recognizes a short-term or long-term capital gain or loss depends upon whether the participant held our shares before disposition thereof for less than or more than one year after the earlier to occur of the date the participant made the Section 83(b) election or the lapsing of the restrictions on the relevant shares, as applicable, and whether or not the participant recognized a gain or loss upon such disposition.

        Regarding awards other than options, stock appreciation rights and restricted stock, awards that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A of the Internal Revenue Code, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or property actually received. Thus, for example, if we grant an award of restricted stock units that has vested but which requires an additional period to elapse before cash or shares will be distributed under the vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and the individual's employer generally should become entitled to claim a tax deduction at that time.

        As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Section 162(m) of the Internal Revenue Code, and therefore remains fully deductible by the company that pays it. Under the Plan, options and stock appreciation rights, performance awards to employees the compensation committee expects to be named executive officers (other than the Chief Financial Officer) at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. In addition, other awards under the plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m) exceed the $1 million deductibility cap in a given year, not be deductible by ISG as a result of Section 162(m) of the Internal Revenue Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Internal Revenue Code.

        The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards under the Plan or their employers or to describe tax consequences based on particular circumstances and does not address the consequences of all possible forms of awards that may be granted under the Plan. It is based on United States federal income tax law and interpretational authorities as of the date of this proxy, which is subject to change at any time.

New Plan Benefits Under the Amended and Restated 2007 Equity Incentive Plan

        Future awards under the Plan will be granted in the discretion of the compensation committee. The type, number, recipients and other terms of such future awards cannot be determined at this time. Information regarding our recent practices with respect to stock-based compensation under current plans is presented in the "Compensation Discussion and Analysis," "Summary Compensation Table," "Grants of Plan-Based Awards Table" and "Outstanding Equity Awards at Fiscal Year-End Table" elsewhere in this Proxy Statement and in our financial statements for the fiscal year ended December 31, 2009 included in the Annual Report which accompanies this Proxy Statement.

        If stockholders decline to approve the Amended and Restated 2007 Equity Incentive Plan, no additional shares will become available for awards under the Plan, but awards may continue to be granted under the current terms of the 2007 Equity Incentive Plan, to the extent of available shares and cash-based awards, and otherwise under other authority of the Board of Directors and the compensation committee.

Securities Authorized for Issuance under Equity Compensation Plan

        The following table lists information regarding outstanding options and shares reserved for future issuance under the 2007 Equity Incentive Plan as of December 31, 2009. ISG has not issued any shares of its common stock to employees as compensation under a plan that has not been approved by its stockholders.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares of Common Stock Remaining Available for Future Issuance under our Stock Option Plans (Excluding Shares Reflected in Column 1)(2)
Approved by Stockholders	3,242,466	$5.12	1,356,340
Not Approved by Stockholders	—	—	—

Total	3,242,466	$5.12	1,356,340

(1)
The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards which have no exercise price.

(2)
Includes 1,026,034 shares available for future issuance under the Company's Employee Stock Purchase Plan.

Required Vote

        The affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or by proxy at the meeting is required to approve the Plan. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter since they are not considered "votes cast" for voting purposes.

        The Board of Directors recommends a vote FOR adoption of the amendment to the equity incentive plan proposal.

MANAGEMENT

        The following table sets forth certain information concerning each of our executive officers and directors:

Name	Age	Position
Michael P. Connors	54	Chairman of the Board and Chief Executive Officer
David E. Berger	53	Executive Vice President and Chief Financial Officer
Earl H. Doppelt	56	Executive Vice President, General Counsel and Corporate Secretary
Richard G. Gould	51	Executive Vice President
Robert J. Chrenc	65	Director
Gerald S. Hobbs	68	Director
Kalpana Raina	54	Director
Donald C. Waite III	68	Director
Robert E. Weissman	69	Director

Management

        Michael P. Connors has served as our Chairman of the Board and Chief Executive Officer since our inception. Mr. Connors also served as our Secretary and Treasurer from the date of our inception until December 2006. Mr. Connors served as Chairman and CEO of VNU's Media Measurement and Information (MMI) Group from its creation in 2001 until his resignation in 2005. VNU is a leading global information and media company. Mr. Connors was instrumental in creating the MMI Group, which comprises VNU's media information, entertainment, software and internet businesses, including Nielsen Media Research, Nielsen Entertainment and NetRatings. In addition to leading the MMI Group, Mr. Connors served as chairman of VNU World Directories from 2003 to 2004, which included VNU's Yellow Pages and directory businesses operating in seven countries. Mr. Connors also served as a member of the VNU Executive Board. Prior to joining VNU, Mr. Connors was Vice Chairman of ACNielsen Corporation, one of the world's largest marketing information services companies, commencing November, 1996. Prior to that, as Senior Vice President of The Dun & Bradstreet Corporation (D&B), Mr. Connors played a key role in the breakup of D&B into three separate, publicly traded companies, including ACNielsen. Mr. Connors currently serves as a director of Eastman Chemical Company. Also, during the past five years, Mr. Connors served as a member of the Boards of Directors of R.H. Donnelley Corporation and NetRatings, Inc.

        David E. Berger has served as our Executive Vice President and Chief Financial Officer since October 2009. Prior to joining ISG, Mr. Berger was Senior Vice President, Corporate Controller and Investor Relations with The Nielsen Company where he spent more than eight years. Prior to joining Nielsen in 2001 he had been employed for almost ten years at Simon & Schuster and Viacom in varying senior management capacities leaving as Senior Vice President, Finance and Development. Prior to his tenure at Simon & Schuster/Viacom, Mr. Berger worked at American National Can Company where he was Chief Financial Officer of one of its largest divisions. Mr. Berger started his professional career with the public accounting firm of Touche Ross and Company. Mr. Berger is a graduate of the Wharton School of the University of Pennsylvania and earned his Masters of Business Administration from the University of Chicago.

        Earl H. Doppelt has served as our Executive Vice President, General Counsel and Corporate Secretary since December 2006. Until November 2006, Mr. Doppelt served as Executive Vice President and Chief Legal Officer of VNU, a leading global information and media company. He spent the previous 12 years with VNU, ACNielsen Corporation and The Dun & Bradstreet Corporation (D&B). He joined D&B in 1994 as Senior Vice President and General Counsel and, in 1996, when D&B was broken up into three separate public companies, became Executive Vice President and General Counsel of ACNielsen. Mr. Doppelt was part of the executive team that led the turnaround of

ACNielsen into a profitable company. When VNU acquired ACNielsen in 2001, Mr. Doppelt was named Executive Vice President and Chief Legal Officer of VNU. During his career at VNU, ACNielsen and D&B, Mr. Doppelt managed a number of complex M&A transactions including three ownership transitions from the break-up of D&B into three separate companies, the sale of ACNielsen to VNU and the sale of VNU to a private-equity consortium. Prior to joining D&B, Mr. Doppelt was Senior Vice President and Deputy General Counsel of Paramount Communications and earlier a litigator specializing in antitrust and securities matters for the law firm of Paul, Weiss, Rifkind, Wharton and Garrison.

        Richard G. Gould has served as our Executive Vice President since December 2006. Until October 2006, Mr. Gould was with Morgan Stanley where, during a 20-year career, he held several executive positions. His experience with Morgan Stanley included capital markets, global sales management, marketing and new product innovation. He initially joined Morgan Stanley's London office as a sales manager of European Equity Derivatives to start the firm's options, futures and portfolio trading businesses in Europe. He was promoted to Vice President in 1988; Principal in 1990; and Managing Director in 1992. Mr. Gould then moved to Tokyo in October 1992, where he was responsible for equity derivative sales for the Asian Region, subsequently becoming head of the Japanese Equity Division. He moved to Morgan Stanley's New York headquarters in January 1996, where he held executive positions including head of the Global Pensions Group, head of Quantitative Research, head of Global Derivative Sales and later served as co-head of North American equity distribution.

Directors

        Robert J. Chrenc has served as our Director since August 2006. Mr. Chrenc served as Executive Vice President and Chief Financial Officer of ACNielsen Corporation, a leading provider of marketing information, from June 1996 to February 2001. Mr. Chrenc was promoted to Executive Vice President and Chief Administrative Officer in February 2001 and served in this capacity until his retirement in December 2001. Since 2001, Mr. Chrenc has remained retired with the exception of certain director positions. Mr. Chrenc was a partner at Arthur Andersen LLP, an international accounting and professional services firm. From December 2003 until January 2007, Mr. Chrenc served as a director of Symbol Technologies Inc., a leading provider of products and solutions that capture, move and manage information, and as non-executive Chairman of its Board of Directors. In April 2007, Mr. Chrenc was elected a member of the Board of Directors of Monster Worldwide, Inc., the parent company of Monster.com, a global online employment solution.

        Gerald S. Hobbs has served as our Director since January 2008. Mr. Hobbs is a managing director and an operating partner at Boston Ventures. Previously, Mr. Hobbs was the Chairman and CEO of VNU, Inc., now The Nielsen Company, and Vice-Chairman of the Executive Board of VNU N.V. until his retirement in April 2003. Mr. Hobbs has served as Chairman, and Director of the American Business Media, BPA International and the Advertising Council, Inc. He is currently a Director of BNA, Inc. and The Nielsen Company.

        Kalpana Raina has served as our Director since August 2009. Ms. Raina is the managing partner of 252 Solutions, LLC, an advisory firm that specializes in strategic development and implementation. Previously, Ms. Raina was a senior executive with The Bank of New York, a global financial services company. She joined the Bank in 1989 and held a variety of leadership positions, most recently Executive Vice President and Head of European Country Management and Corporate Banking. Prior to that, she served in Mumbai, India as the bank's Executive Vice President, International. During her eighteen-year career with the bank she had responsibility for clients in the Media, Telecommunications, Healthcare, Retailing, Hotels and Leisure and Financial services industries in Asia, Europe, and the United States. Ms. Raina also is a director of RealNetworks (NASDAQ: RNWK), where she serves on the Audit committee and chairs the Nominating and Corporate Governance Committee, and John

Wiley & Son (NYSE: JWa and JWb). She is a member of Women Corporate Directors and The National Association of Corporate Directors and a past member of The US- India Business Council.

        Donald C. Waite III has served as our Director since January, 2008. Mr. Waite is the Director of the Executives-in-Residence Program at Columbia Graduate School of Business, where he is an adjunct professor. Mr. Waite retired from McKinsey & Company, the international management consulting firm, in February 2002 after 36 years of service. From 1996-2002, he was one of three members of the Firm's Office of the Managing Director, and Chairman of the Firm's Investment Committee and Compensation Committee. Mr. Waite is a Director Emeritus of McKinsey & Company and sits on the McKinsey Investment Committee. Mr. Waite sits on the Board of Overseers of the Columbia Graduate School of Business as well as serving as Director of Presstek, Inc and The Guardian Life Insurance Company of America.

        Robert E. Weissman has served as our Director since August 2006. Mr. Weissman retired in January 2001 after years of experience as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of IMS Health Incorporated (IMS), a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS until March 1999 and he continued to serve as Chairman until 2001. Prior to his position with IMS, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation, the former parent company of IMS, Nielsen Media Research, a provider of media data, and Gartner Group, an information technology research and advisory company, and prior to that, was Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation (D&B) from 1994 to 1996. Prior to his election as Chairman and Chief Executive Officer of D&B, he held the position of President and Chief Operating Officer of that company since 1985. From 2001 to 2005, Mr. Weissman was active as Chairman of Shelburne Partners, a private investment company that works with emerging companies in the United States and Europe. In addition, Mr. Weissman currently serves as a director of State Street Corporation, Pitney Bowes, Inc., and Cognizant Technology Solutions Corporation.

COMPENSATION OF OFFICERS AND DIRECTORS

Background

        The Company was formed as a blank check company on July 20, 2006 to serve as a vehicle for the acquisition of a then unidentified operating business. On November 16, 2007, the Company completed the acquisition of TPI and 2008 was the Company's first full year as a public operating company. This discussion addresses compensation as it relates to ISG's named executive officers: Michael P. Connors, Chairman and Chief Executive Officer; David E. Berger, Executive Vice President and Chief Financial Officer; Frank D. Martell, Former Executive Vice President and Chief Financial Officer; Earl H. Doppelt, Executive Vice President, General Counsel and Corporate Secretary; and Richard G. Gould, Executive Vice President (herein referred to as the "Named Executive Officers"). Messrs. Connors, Martell, Doppelt and Gould collectively hold 7,285,937 shares of the Company's common stock and 6,500,000 warrants exercisable into shares of the Company's common stock. Mr. Berger joined ISG in 2009 and purchased 125,000 shares of ISG's common stock.

Oversight of Compensation

        The Compensation Committee is responsible for overseeing the compensation and employee benefit plans and practices of the Company. The Compensation Committee approves all executive compensation arrangements. The Compensation Committee charter sets forth the purpose of and other matters pertaining to the Compensation Committee. See pages 8 to 9 for further details regarding the duties and responsibilities of the Compensation Committee.

Use of Third Party Consultants

        Pursuant to its charter, the Compensation Committee has the authority to retain, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. On November 26, 2007, the Compensation Committee retained the firm of Steven Hall & Partners ("SH&P") as its compensation consultant to assist with director remuneration. In May 2008, the Compensation Committee engaged SH&P to serve as its independent executive compensation consultant in the discharge of its responsibilities for director remuneration and the development and evaluation of executive compensation policies, practices and awards.

        SH&P was engaged by and reports directly to the Compensation Committee. The Compensation Committee is responsible for approving payments to the consultant, and the Compensation Committee is solely responsible for engagement and termination of the consultant. While conducting assignments, the Compensation Committee anticipates that SH&P will interact with the Company's management when appropriate to gather internal perspectives and relevant company and compensation data. In addition, SH&P may seek feedback from the Compensation Committee Chairman, other members of the Compensation Committee or the Board of Directors, or the Chairman and Chief Executive Officer of the Board of Directors in developing recommendations for the Compensation Committee's consideration.

        The Compensation Committee anticipates calling upon SH&P, as appropriate, to attend Compensation Committee meetings, meet with the Compensation Committee without management present and provide third-party data, advice and expertise on proposed executive compensation levels, programs and plan designs. The Compensation Committee may also ask SH&P to review and provide advice related to proposals prepared by management, including evaluating the consistency of such proposals with the Compensation Committee's compensation philosophy and in comparison to programs at other companies.

        In 2009, the Compensation Committee requested SH&P to advise it on a variety of compensation-related issues, including: director remuneration, market compensation practices, review of equity award grant levels and proxy disclosure.

        In the course of conducting its activities during 2009, SH&P attended meetings of the Compensation Committee and presented its findings and recommendations for discussion. During the course of the year, SH&P conferred with management to obtain and validate data and review materials.

        SH&P provides only executive compensation consulting services to us, and does not provide other services such as employee compensation, benefits administration or actuarial services.

Compensation Discussion and Analysis

        It is the Company's intent that its executive compensation programs achieve three fundamental objectives: (1) attract, motivate and retain qualified executives; (2) hold executives accountable for performance; and (3) align executives' interests with the interests of our stockholders. In structuring the Company's executive compensation programs, we intend to be guided by the following basic philosophies:

  •
  Competition. The Company should provide competitive compensation opportunities so that it can attract, motivate and retain executives qualified to lead and grow the Company.

  •
  Pay for Performance. A substantial portion of compensation should be tied to achievement of Company and individual performance goals based on the Company's long-term business strategy and annual objectives. Such incentives should be appropriate to our Company's business mission and not encourage Named Executive Officers or other employees to expose the Company to risk that is reasonably likely to have a material adverse effect on the Company.

  •
  Alignment with Stockholder Interests. A substantial portion of compensation should be contingent on the creation of stockholder value. As an executive officer's level of responsibility increases, a greater portion of the officer's total compensation should be dependent on the Company's performance and stockholder returns.

        As described in more detail below, the material elements of our executive compensation program will include some or a mix of the following, at the discretion of the Compensation Committee: a base salary, an annual cash incentive opportunity for award, and an equity component. We believe that these elements of our executive compensation program will help us to achieve our compensation objectives. The executive compensation program is intended to attract, motivate and retain qualified executives. The base salary is the element of our current executive compensation program where its value in any given year is generally not variable. We anticipate that any annual incentive or equity awarded in any given year will depend on the performance of the individual and the performance of the Company. Base salaries are paid on a current basis. Any annual incentive award would generally be paid out on a short-term basis, such as at year end or upon completion of significant projects. Equity awards would generally be made on a longer-term basis. We believe that the proper balance of longer-term and short-term elements will focus our executives on achievement of annual objectives and fulfillment of our strategy to create long-term value for our stockholders.

        These compensation elements are intended to create a total compensation package for each executive that we believe will achieve the Company's objectives and provide fair and competitive opportunities.

Base Salary

        The Compensation Committee plans to review and approve base salaries for executives, including Named Executive Officers, annually and in connection with promotions or other changes in responsibilities. The Compensation Committee will generally review the base salaries of each executive on an annual basis, and intends to consider market data, individual compensation history, pay in relation to other executives at the Company, tax deductibility, individual job performance and future potential, as well as evaluations and recommendations by senior management in determining base salary. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate.

        Effective October 1, 2008, Messrs. Martell, Doppelt and Gould began receiving annual base salaries of $500,000, $400,000 and $400,000, respectively. Effective July 1, 2009, Mr. Connors began receiving an annual base salary of $650,000. On September 24, 2009, Mr. Berger signed an employment letter with ISG. Pursuant to the employment letter, Mr. Berger receives an annual base salary of $550,000. The Compensation Committee referred to various data provided by SH&P for background information and took into account other information regarding the individuals. The data provided by SH&P was used for general reference and for perspective on market compensation practices, and not to specifically benchmark Named Executive Officer salary levels to any percentile or to within a range of percentiles derived from the background data.

        Individual factors considered by the Compensation Committee in determining the base salaries of Messrs. Connors, Martell, Doppelt and Gould were primarily (i) the experiences and capabilities of the four Named Executive Officers which qualify them to hold comparable positions at significantly larger publicly held companies, (ii) the Named Executive Officers' salaries and total compensation in prior positions, (iii) the current and anticipated future benefit to ISG from having such well qualified executives, which enables ISG to pursue its business strategy of acquiring, integrating and managing additional businesses under the leadership of an experienced management team that has achieved previous business success, (iv) the absence of any compensation for prior service to ISG, and (v) the absence of other elements in ISG's compensation program, such as long-term incentive compensation, retirement benefits, and other standard elements of compensation customarily provided to executive officers in comparable positions at other companies. Individual factors considered by the Compensation Committee in determining the base salary of Mr. Berger include: (i) a competitive base salary in order to attract, retain and motivate a chief financial officer, (ii) the experiences and capabilities of Mr. Berger which qualify him to hold a comparable position at a larger publicly held company; and (iii) Mr. Berger's salary and total compensation in prior positions. In making its determinations on base salary, the Compensation Committee took into account the fact that ISG evaluated each Named Executive Officer's overall job performance as highly satisfactory, without rating individual accomplishments. The Compensation Committee's decision on base salaries represented an exercise of its judgment based on the considerations described above, without specifically weighing separate factors.

Annual Bonus and Incentive Awards

        The Compensation Committee may award discretionary performance bonuses to certain executives. Any discretionary performance bonus will be dependent upon the financial results of the Company and the executive's contribution to such results based on the Compensation Committee's assessment of the Company's profitable growth and strategic progress as well as the executive's own performance.

        The Compensation Committee awarded the Named Executive Officers discretionary performance bonuses for 2008. The bonuses were not based on pre-set financial or other objectives, but were discretionary. The Compensation Committee took into account a number of considerations in setting the bonuses of each Named Executive Officer, without applying a formula or giving factors a mathematical weighting. The Compensation Committee considered ISG's financial results in 2008 in setting the bonuses of each Named Executive Officer, particularly in light of the difficult business conditions that prevailed, In addition to the Company's financial results, the Compensation Committee considered the significant accomplishments of the Named Executives Officers including, but not limited to, the continued integration of TPI, the expansion of TPI's services and the evaluation of strategic opportunities to build on the Company's platform. The Compensation Committee viewed these as management team accomplishments.

        The Compensation Committee did not make annual bonus awards to the Named Executive Officers for 2009 in light of ISG's financial performance.

Long-Term Equity Incentive Awards

        The Compensation Committee has the authority to grant stock options, restricted stock and other awards under the Company's Amended and Restated 2007 Equity Incentive Plan to executives.

        The Compensation Committee believes that the executives' long-term compensation should be directly linked to the Company's strategic progress and creation of stockholder value. Consequently, the Compensation Committee will consider establishing a program whereby executives' long-term compensation may be granted in the form of awards such as stock options, stock appreciation rights, performance shares and/or restricted stock units, at the discretion of the Compensation Committee. The number of shares of the Company's common stock subject to each award will be intended to create a meaningful stock incentive in light of the executive's current position with the Company, personal performance, potential impact and contributions to the growth of the enterprise and marketplace practice.

        Pursuant to Mr. Berger's employment letter with ISG, Mr. Berger was granted 125,000 restricted stock units that will vest ratably on the first, second, third and fourth anniversaries of October 5, 2009. Upon vesting, the restricted stock units will be settled in shares of common stock. The Compensation Committee awarded the restricted stock units to Mr. Berger in order to attract and retain him as the Chief Financial Officer of ISG and to align his interests with those of the ISG stockholders. The Compensation Committee believes the restricted stock units enhance Mr. Berger's retention because they vest ratably over a four-year period. The Compensation Committee considered the competitive market for an executive with Mr. Berger's talent and experience in granting the restricted stock units.

        None of the other Named Executive Officers received any long-term equity incentive awards during 2009.

Severance and Other Benefits Upon Termination of Employment

        In determining whether to enter into a severance agreement with an executive officer, the Compensation Committee considers the significance of the executive officer's position with the Company, its ability to attract and retain talent as a result of executive management changes and the amount of time it would take the executive to locate another position.

        Mr. Berger entered into a severance agreement with ISG on October 5, 2009, which provides for a severance payment in an amount equal to his base salary plus target bonus for the applicable year if Mr. Berger is terminated by ISG "without cause" or if Mr. Berger resigns for "good reason." "Cause" is defined in the severance agreement as (a) the executive's willful misconduct with regard to the Company; (b) any act involving fraud or material dishonesty in connection with the business of the Company or its affiliates; (c) a material violation of the Company's code of conduct or other policy; or (d) conviction of, or a plea of nolo contendere to, any felony whatsoever. "Good reason" is defined in the severance agreement as, without the executive's express written consent, the occurrence of any of the following circumstances: (i) a reduction in the executive's annual base salary and/or target annual incentive (excluding any reduction in the executive's base salary and/or target annual incentive that is part of a plan to reduce compensation of comparably situated employees of the Company generally; (ii) a material diminution in the nature or scope of the executive's responsibilities, duties or authority; (iii) the relocation by the Company of the executive's primary place of employment with the Company to a location more than fifty (50) miles outside of the executive's current principal place of employment (which shall not be deemed to occur due to a requirement that the executive travel in connection with the performance of his or her duties); or (iv) the Company gives notice of non-extension of the term of the severance agreement (which the parties agree constitutes a material breach of the severance agreement). The Compensation Committee believes that the provisions in the severance agreement with Mr. Berger governing termination and severance arrangements are consistent with ISG's compensation objectives to attract, motivate and retain highly talented executive officers in a competitive environment.

        The Company has not entered into any other change in control agreements or other severance arrangements with any of its executives.

Employment Letter with Mr. Berger

        On September 24, 2009, Mr. Berger entered into an employment letter with the Company (the "Employment Letter"). Pursuant to the Employment Letter, Mr. Berger receives a base salary of $550,000 and a target bonus opportunity of $350,000 for 2010. For 2010, the bonus opportunity will be guaranteed at $350,000 so long as Mr. Berger remains employed through December 31, 2010. In addition, pursuant to the 2007 Equity Incentive Plan, Mr. Berger was granted 125,000 restricted stock units that vest ratably over four years pursuant to the Company's standard award agreement (time-based), which required Mr. Berger to execute the Company's standard restrictive covenant agreement. Also, pursuant to the Employment Letter, Mr. Berger was required to purchase 125,000 shares of ISG common stock, which he purchased on November 12, 2009. Finally, as discussed above, Mr. Berger entered into a severance agreement with the Company, which provides for a severance payment equal to the sum of Mr. Berger's base salary and bonus opportunity for the applicable year, in the event Mr. Berger's employment is terminated by the Company without "cause" or by Mr. Berger as a result of "good reason."

Option Grant Practices and Policies

        It is the practice of the Compensation Committee to grant stock options under the Amended and Restated 2007 Equity Incentive Plan with an exercise price equal to or greater than the closing price of the Company's Common Stock on the date of grant.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based. The Compensation Committee intends to consider the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs. Section 162(m) did not limit our tax deductions relating to compensation recognized as income by our Named Executive Officers in 2009.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has submitted the following report for inclusion in this Proxy Statement.

        Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to ISG's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        During 2009, Robert E. Weissman (Chairman), Robert J. Chrenc, Gerald S. Hobbs, Kalpana Raina and Donald C. Waite III served as members of the Compensation Committee.

        The foregoing report is provided by the following directors, who constitute the Committee:

THE COMPENSATION COMMITTEE Mr. Robert E. Weissman (Chairman) Mr. Robert J. Chrenc Mr. Gerald S. Hobbs Ms. Kalpana Raina Mr. Donald C. Waite III

SUMMARY COMPENSATION TABLE

        The following table presents information regarding compensation of our Named Executive Officers for services rendered during 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
Michael P. Connors	2009	$325,000	(1)	$—		$—		$—	$—	$—	$9,800	$334,800
Chairman and Chief	2008	$—		$325,000	(5)	$—		$—	$—	$—	$—	$325,000
Executive Officer	2007	$—		$—		$—		$—	$—	$—	$—	$—
David E. Berger	2009	$133,622	(2)	$—		$460,000	(6)	$—	$—	$—	$1,875	$595,497
Executive Vice President and Chief Financial Officer
Frank D. Martell	2009	$388,462	(3)	$—		$—		$—	$—	$—	$7,350	$395,812
Former Executive Vice	2008	$125,000	(4)	$225,000	(5)	$—		$—	$—	$—	$2,500	$352,500
President, and Chief	2007	$—		$—		$—		$—	$—	$—	$—	$—
Financial Officer
Earl H. Doppelt	2009	$400,000		$—		$—		$—	$—	$—	$9,800	$409,800
Executive Vice President,	2008	$100,000	(4)	$125,000	(5)	$—		$—	$—	$—	$2,000	$227,000
General Counsel and Corporate Secretary	2007	$—		$—		$—		$—	$—	$—	$—	$—
Richard G. Gould	2009	$400,000		$—		$—		$—	$—	$—	$9,800	$409,800
Executive Vice President	2008	$100,000	(4)	$125,000	(5)	$—		$—	$—	$—	$2,000	$227,000
	2007	$—		$—		$—		$—	$—	$—	$—	$—

(1)
On July 1, 2009, the Compensation Committee of the Board of Directors of ISG approved an annual base salary of $650,000, effective July 1, 2009, for the Chief Executive Officer Michael P. Connors. The amounts reflected are the portion of the annual salary earned from July 1, 2009 through December 31, 2009.

(2)
On September 24, 2009, David E. Berger signed an employment letter with ISG to serve as Executive Vice President and Chief Financial Officer. Pursuant to the employment letter, Mr. Berger receives an annual base salary of $550,000 effective October 5, 2009. The amounts reflected are the portion of the annual salary earned from October 5, 2009 through December 31, 2009. Mr. Berger was not employed by ISG during 2008 or 2007.

(3)
On October 5, 2009, Frank D. Martell resigned as Executive Vice President and Chief Financial Officer. The amount reflected for 2009 is the portion of his annual base salary of $500,000 earned through October 5, 2009.

(4)
On September 22, 2008, the Compensation Committee of the Board of Directors of ISG approved annual salaries, effective October 1, 2008, for Frank D. Martell, Earl H. Doppelt and Richard G. Gould in the amounts of $500,000, $400,000 and $400,000, respectively. The amounts reflected for 2008 are the portion of the annual salary earned from October 1, 2008 through December 31, 2008.

(5)
On March 3, 2009, the Compensation Committee of the Board of Directors of ISG approved 2008 annual bonus awards for Michael P. Connors, Frank D. Martell, Earl H. Doppelt and Richard G. Gould.

(6)
Represents the aggregate grant date fair value of Mr. Berger's equity award granted in 2009 as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) (excluding estimates of forfeitures related to service-based vesting conditions). The fair value of the equity award is calculated based upon the closing price on the Nasdaq Global Market on the grant date.

(7)
Pursuant to ISG's qualified defined contribution profit-sharing plan for U.S. based employees, each of the Named Executive Officers receive an annual contribution based on their cash compensation.

Compensation of Named Executive Officers

        The "Summary Compensation Table" above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in 2009, 2008 and 2007. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary and annual bonus awards, as further described in the footnotes to the table identified therein.

Stock Options Awards

        The Company's Named Executive Officers did not participate in, or otherwise receive, any stock options in 2009, 2008 or 2007.

Restricted and Unrestricted Stock Awards

        With the exception of the restricted stock units awarded to Mr. Berger in 2009 described in the table below, the Company's Named Executive Officers did not participate in, or otherwise receive, any restricted or unrestricted stock awards during 2009, 2008 or 2007.

GRANT OF PLAN-BASED AWARDS FOR 2009
								All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						Exercise or Base Price of Option Awards
Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Berger	10/5/09	—	—	—	—	—	—	125,000	(1)	—	—	$460,000

(1)
Pursuant to Mr. Berger's employment letter with ISG, dated as of September 24, 2009, Mr. Berger was granted 125,000 restricted stock units that will vest ratably on the first, second, third and fourth anniversaries of October 5, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End
	Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Mr. Berger	10/5/09	—	—	—	—	125,000	(1)	$396,250	—	—

(1)
Pursuant to Mr. Berger's employment letter with ISG, dated as of September 24, 2009, Mr. Berger was granted 125,000 restricted stock units that will vest ratably on the first, second, third and fourth anniversaries of October 5, 2009 (or earlier in the event of a change of control of ISG or such officer's death or disability).

        No shares of restricted stock units held by Mr. Berger vested during 2009.

Non-Equity Incentive Plan Awards

        The Company's Named Executive Officers did not earn any nonqualified or other non-equity incentive plan compensation benefits during 2009, 2008 or 2007.

Pension Benefits

        The Company's Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by the Company during 2009, 2008 or 2007.

Potential Payments Upon Termination or Change of Control

        With the exception of the severance agreement entered into with Mr. Berger, which is described below, none of the Company's Named Executive Officers have entered into any change of control agreements or other severance arrangements with the Company.

        Mr. Berger entered into a severance agreement with ISG on October 5, 2009, which provides for a severance payment in an amount equal to his base salary plus target bonus for the applicable year if Mr. Berger is terminated by ISG "without cause" or if Mr. Berger resigns for "good reason." "Cause" is defined in the severance agreement as (a) the executive's willful misconduct with regard to the Company; (b) any act involving fraud or material dishonesty in connection with the business of the Company or its affiliates; (c) a material violation of the Company's code of conduct or other policy; or (d) conviction of, or a plea of nolo contendere to, any felony whatsoever. "Good reason" is defined in the severance agreement as, without the executive's express written consent, the occurrence of any of the following circumstances: (i) a reduction in the executive's annual base salary and/or target annual incentive (excluding any reduction in the executive's base salary and/or target annual incentive that is part of a plan to reduce compensation of comparably situated employees of the Company generally; (ii) a material diminution in the nature or scope of the executive's responsibilities, duties or authority; (iii) the relocation by the Company of the executive's primary place of employment with the Company to a location more than fifty (50) miles outside of the executive's current principal place of employment (which shall not be deemed to occur due to a requirement that the executive travel in connection with the performance of his or her duties); or (iv) the Company gives notice of non-extension of the term of the severance agreement (which the parties agree constitutes a material breach of the severance agreement). If, at December 31, 2009, ISG terminated Mr. Berger's employment without Cause or he had terminated his employment for Good Reason, ISG would have been obligated to pay him a severance amount equal to $550,000.

DIRECTOR COMPENSATION

        The following table presents information regarding equity awards granted to our non-employee directors during 2009. Our non-employee directors receive no other compensation for their services.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert J. Chrenc	$—	$118,000	$—	$118,000
Gerald S. Hobbs	$—	$118,000	$—	$118,000
R. Glenn Hubbard(2)	$—	$—	$—	$—
Kalpana Raina(3)	$—	$311,050	$—	$311,050
Donald C. Waite III	$—	$118,000	$—	$118,000
Robert E. Weissman	$—	$118,000	$—	$118,000

(1)
These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) (excluding estimates of forfeitures related to service-based vesting conditions). The fair value of the equity award is calculated based upon the closing price in the Nasdaq Global Market on the grant date. On December 14, 2009, pursuant to the 2007 Equity Incentive Plan, the following members of the

  ISG Board of Directors each received a grant of 40,000 restricted stock units of ISG common stock: Robert J. Chrenc, Gerald S. Hobbs, Kalpana Raina, Donald C. Waite III and Robert E. Weissman. The restricted stock units shall become vested in three equal installments on each of the first, second and third anniversaries of December 14, 2009 (or earlier in the event of a change of control of ISG or such director's death or disability). This grant represents compensation for their service on the Board of Directors for the fiscal year ending on December 31, 2010.
  On January 18, 2008, pursuant to the 2007 Equity Incentive Plan, the following members of the ISG Board of Directors each received a grant of 69,444 restricted stock units of ISG common stock: Robert J. Chrenc, Gerald S. Hobbs, R. Glenn Hubbard, Donald C. Waite III and Robert E. Weissman. The restricted stock units shall become vested in three equal installments on each of the first, second and third anniversaries of January 18, 2008 (or earlier in the event of a change of control of ISG or such director's death or disability). This grant represented compensation for their service on the Board of Directors for the fiscal years ending on December 31, 2008 and December 31, 2009.

(2)
On May 18, 2009, R. Glenn Hubbard resigned from the Board of Directors. Dr. Hubbard did not receive any compensation or stock awards during 2009 and upon his resignation he forfeited all unvested restricted stock units.

(3)
On August 3, 2009, upon joining the Board of Directors of ISG, Ms. Raina was awarded 55,000 restricted stock units pursuant to the 2007 Equity Incentive Plan, which vest in three equal installments on each of the first, second and third anniversaries of August 3, 2009 (or earlier in the event of a change of control of ISG or such director's death or disability). This grant represented compensation for her service on the Board of Directors for the fiscal year ending on December 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding the beneficial ownership of ISG common stock as of March 29, 2010 by:

  •
  each person known by ISG to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of ISG's named executive officers and directors; and

  •
  all of ISG's executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned, subject to applicable community property laws. As of March 29, 2010, 31,952,398 shares of our common stock were issued and outstanding. The table below presents shares of our common stock beneficially owned by a person and the percentage ownership of that person: (i) excluding shares of our common stock that are issuable upon exercise of warrants and (ii) including shares of our common stock that are issuable upon exercise of warrants. Our warrants issued and outstanding include: (i) warrants issued in the IPO that became exercisable on January 31, 2008; (ii) warrants issued in a private placement to Oenoke Partners, LLC, which was an affiliate of our officers, just prior to the IPO that became exercisable on January 31, 2008; and (iii) warrants issued as consideration to the seller of TPI that became exercisable on November 16, 2008. The number of shares reported as beneficially owned is as of March 29, 2010, unless otherwise indicated. Percentages are calculated based on the number of shares outstanding at March 29, 2010. Beneficial ownership consists of sole power to vote and sole power to dispose of the shares, unless otherwise indicated.

	Excluding Warrants		Including Warrants
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Eric Semler(2)	4,268,400	13.4%	8,247,700	23.0%
Morgan Stanley(3)	4,108,805	12.9%	4,108,805	12.9%
Wells Fargo & Company(4)	3,872,970	12.1%	3,872,970	12.1%
Janus Capital Management LLC(5)	2,203,229	6.9%	2,203,229	6.9%
Clint D. Carlson(6)	1,750,000	5.5%	1,750,000	5.5%
Frank D. Martell(7)(14)	1,412,277	4.4%	3,037,277	9.0%
MCP GP II, Inc.(8)	—	—	5,000,000	13.5%
Brian Taylor(9)	—	—	2,911,350	8.4%
Jonathan M. Glaser(10)	—	—	2,754,910	7.9%
Israel A. Englander(11)	—	—	1,949,911	5.8%
Michael P. Connors(12)(13)(14)	2,168,192	6.8%	3,793,192	11.3%
David E. Berger (15)	125,000	*	125,000	*
Earl H. Doppelt(14)(16)	1,852,734	5.8%	3,477,734	10.4%
Richard G. Gould(14)(17)	1,852,734	5.8%	3,477,734	10.4%
Robert J. Chrenc(13)(18)	140,046	*	140,046	*
Gerald S. Hobbs(13)(18)	46,296	*	46,296	*
Kalpana Raina(13)(18)	—	—	—	—
Donald C. Waite III(13)(18)	46,296	*	46,296	*
Robert E. Weissman(13)(18)	140,046	*	140,046	*
All directors and executive officers as a group (9 individuals)	6,371,344	19.9%	11,246,344	30.5%

*
Less than 1.0%

(1)
Unless otherwise noted, the business address of each of the individuals is c/o Information Services Group, Inc., Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901.

(2)
Eric Semler, as manager of TCS Capital GP, controls and has beneficial ownership of these shares held by TCS Capital, L.P., TCS Capital II, L.P. and TCS Capital Investment, L.P. As a result, Mr. Semler is deemed to have beneficial ownership of 4,268,400 shares of common stock and 3,979,300 shares of common stock underlying warrants that are currently exercisable. The business address of TCS Capital, L.P., TCS Capital II, L.P., TCS Capital Investment, L.P., TCS Capital GP, LLC and Eric Semler is 888 Seventh Avenue, Suite 1504, New York, NY 10019. The foregoing information was derived from Schedule 13G/1A filed on February 14, 2008 and a Form 4, as filed with the SEC on February 1, 2010.

(3)
The business address of Morgan Stanley is 1585 Broadway, New York, NY 10036. The securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) as amended. Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley. The business address of Morgan Stanley Investment Management, Inc. is 522 Fifth Avenue, New York, NY 10036. The foregoing information was derived from a Schedule 13G/A, as filed with the SEC on February 12, 2010. The natural person(s) having voting or control power over Morgan Stanley and Morgan Stanley Investment Management Inc. are not known to ISG.

(4)
Wells Fargo & Company filed a Schedule 13G/A on January 22, 2010. The business address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163. The securities being reported upon by Wells Fargo & Company as a parent holding company are owned, or may be deemed to be beneficially owned, by Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Bank, N.A. The natural person(s) having voting or control power over Wells Fargo & Company are not known to ISG.

(5)
Janus Capital Management LLC ("Janus Capital") filed a Schedule 13G/A on February 16, 2010 on its own behalf and on behalf of its subsidiaries including INTECH Investment Management ("INTECH") and Perkins Investment Management LLC ("Perkins Wolf"). The business address of Janus Capital is 151 Detroit Street, Denver, Colorado 80206. Janus Capital, Perkins Wolf and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 2,203,229 shares of ISG common stock held by such Managed Portfolios. The natural person(s) having voting or control power over Janus Capital are not known to ISG.

(6)
Carlson Capital L.P. filed a Schedule 13G/A on February 12, 2010 on behalf of (i) Double Black Diamond Offshore Ltd., a Cayman Islands exempted company ("DBD Offshore"), (ii) Carlson Capital, L.P., a Delaware limited Partnership, the investment manager to DBD Offshore and other private investment funds and managed accounts (the "Accounts"), (iii) Asgard Investment Corp., a Delaware corporation, the general partner to Carlson Capital ("Asgard") and (iv) Mr. Clint D. Carlson, the president of Asgard. The business address of Carlson Capital, L.P. is 2100 McKinney Avenue, Suite 1600, Dallas, Texas 75201. The 1,750,000 shares of Common Stock beneficially owned by Mr. Carlson, Carlson Capital and Asgard also reflected the 1,639,302 shares of Common Stock held by DBD Offshore.

(7)
Frank Martell is the former Executive Vice President and Chief Financial Officer of ISG. The address for Mr. Martell is 10 Gaston Farm Road, Greenwich, CT 06831. Mr. Martell filed a 13G/A on February 10, 2010.

(8)
The information was derived from a Schedule 13G filed with the SEC on March 11, 2009 by MCP GP II, Inc., Monitor Clipper Partners II, L.P., Monitor Clipper Equity Partners II, L.P. and MCP-TPI Holdings, LLC ("MCP-TPI") (collectively, the "MCP Reporting Persons"). MCP-TPI has the right to acquire 5,000,000 shares of the ISG's common stock (the "Warrant Shares") pursuant to a Common Stock Purchase Warrant dated November 16, 2007 issued by ISG to MCP-TPI, as amended from time to time (the "Warrant"). The initial exercise price for the Warrant Shares is $9.18 per share, as adjusted from time to time in accordance with the terms of the Warrant. The Warrant is exercisable by MCP-TPI at any time before November 16, 2012. The Warrant Shares may be deemed to be indirectly beneficially owned by the other MCP Reporting Persons. The business address of the MCP Reporting Persons is Two Canal Park, 4th Floor, Cambridge, Massachusetts 02141.

(9)
Pine River Capital Management L.P. filed a Schedule 13G/A on January 16, 2009 on behalf of (i) Brian Taylor, (ii) Pine River Capital Management L.P. and (iii) Nisswa Acquisition Master Fund Ltd. The business address of Pine River Capital Management L.P. is 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305.

(10)
The information was derived from a Schedule 13G/A filed with the SEC on February 12, 2010 by Jonathan M. Glaser, JMG Capital Management, Inc. ("JMG Inc."), JMG Capital Management, LLC ("JMG LLC"), Pacific Assets Management, LLC ("PAM"), Pacific Capital Management, Inc. ("PCM") and JMG Triton Offshore Fund, Ltd. (the "Fund"). PAM is the investment adviser to the Fund and PCM is a member of PAM. Mr. Glaser is a control person of PCM and PAM. JMG LLC is the investment adviser and general partner of an investment limited partnership and JMG Inc. is a member of JMG LLC. Mr. Glaser is the control person of JMG Inc. and JMG LLC. Mr. Glaser may be deemed as the beneficial owner of the shares held by PCM and JMG Inc. as a control person. The business address of Mr. Glaser is 11601 Wilshire Boulevard, Suite 2180, Los Angeles, CA 90025.

(11)
Millennium Management LLC, a Delaware Limited Liability Company is the general partner of Integrated Holdings Group LP, a Delaware limited partnership, which is the managing member and 100% shareholder of Integrated Core Strategies (US) LLC and consequently may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies (US) LLC. Israel A. Englander is the managing member of Millennium Management LLC and may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management LLC. The business address for Integrated Core Strategies (US) LLC, Millennium Management LLC and Mr. Englander is c/o Millennium Management LLC, 666 Fifth Avenue, New York, NY 10103. The information was derived from a Schedule 13G/A filed with the SEC on December 4, 2008 and a Form 13F filed on February 16, 2010.

(12)
Mr. Connors serves as Chairman of the Board and Chief Executive Officer.

(13)
Each of these individuals is a director.

(14)
Messrs. Connors, Martell, Doppelt and Gould were each members of Oenoke Partners, LLC and owned twenty-five percent of the outstanding membership interest in Oenoke Partners, LLC. Oenoke Partners, LLC held 7,410,937 shares of common stock and 6,500,000 shares of common stock underlying warrants. Pursuant to a Plan of Liquidation and Dissolution, adopted on December 17, 2008, Oenoke Partners, LLC dissolved and distributed its shares of common stock and warrants pro rata to its four members who now hold the common stock and warrants directly.

(15)
Mr. Berger serves as Executive Vice President and Chief Financial Officer.

(16)
Mr. Doppelt serves as Executive Vice President, General Counsel and Corporate Secretary.

(17)
Mr. Gould serves as Executive Vice President.

(18)
Messrs. Chrenc, Hobbs, Waite and Weissman were awarded 69,444 restricted stock units on January 18, 2008, which vest in three equal installments on each of the first, second and third anniversaries of January 18, 2008 (or earlier in the event of a change of control of ISG or such director's death or disability). Ms. Raina was awarded 55,000 restricted stock units on August 3, 2009, which vest in three equal installments on each of the first, second and third anniversaries of August 3, 2009 (or earlier in the event of a change of control of ISG or such director's death or disability). Messrs. Chrenc, Hobbs, Waite, Weissman and Ms. Raina were awarded 40,000 restricted stock units on December 14, 2009, which vest in three equal installments on each of the first, second and third anniversaries of December 14, 2009 (or earlier in the event of a change of control of ISG or such director's death or disability).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, ISG's directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC. Specific due dates for those reports have been established, and ISG is required to report herein any failure to file such reports by those due dates. Based on ISG's review of Forms 3, 4 and 5 filed by such persons, it believes that during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Any stockholder desiring to submit a proposal to be presented for consideration in our 2011 Proxy Statement must submit such proposal, including proposals with respect to recommending director candidates, to us no later than the close of business on December 10, 2010. Under Rule 14a-8 of the Exchange Act, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the common stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held. Any stockholder who wishes to present a proposal at our 2011 Annual Meeting, outside the processes of Rule 14a-8 of the Exchange Act, must submit such proposal to us no later than the close of business on February 1, 2011. All proposals should be sent by Certified Mail—Return Receipt Requested to the attention of the Corporate Secretary, Information Services Group, Inc., Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901.

        Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. Such notice must include the name, address, and number of shares owned by the stockholder making such recommendation; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee's consent to be elected and to serve. ISG may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. The notice must be delivered to the Corporate Secretary, who will forward the notice to the Nominating and Corporate Governance Committee for consideration.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2010 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Michael P. Connors Chairman of the Board and Chief Executive Officer

April 7, 2010

Annex A

AMENDED AND RESTATED
2007 INFORMATION SERVICES GROUP, INC.
EQUITY INCENTIVE PLAN

1.     Purpose of the Plan

        The purpose of the Plan is to aid Information Services Group, Inc., a Delaware corporation ("ISG") and its Affiliates in recruiting and retaining key employees, directors or other independent contractors and to motivate such employees, directors or other service providers to exert their best efforts on behalf of ISG and its Affiliates by providing incentives through the granting of Awards. ISG expects that it will benefit from the added interest which such key employees, directors or independent contractors will have in the welfare of ISG as a result of their proprietary interest in ISG's success.

2.     Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a)    Act:    The Securities Exchange Act of 1934, as amended, or any successor thereto.

          (b)    Affiliate:    With respect to ISG, any entity directly or indirectly controlling, controlled by, or under common control with, ISG or any other entity designated by the Board in which ISG or an Affiliate has an interest.

          (c)    Award:    An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

          (d)    Beneficial Owner:    A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

          (e)    Board:    The Board of Directors of ISG.

          (f)    Change in Control:    The occurrence of any of the following events:

              (i)  the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of ISG to any "person" or "group" (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act or any successor sections thereto) other than the Permitted Holders;

             (ii)  any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of ISG (or any entity which controls ISG), including by way of merger, consolidation, tender or exchange offer or otherwise;

            (iii)  a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") involving ISG, unless securities representing 66 2/3% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of ISG or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of ISG immediately prior to such Corporate Transaction; or

            (iv)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of ISG was approved by a vote of a majority of the directors of ISG, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

          (g)    Code:    The Internal Revenue Code of 1986, as amended, or any successor thereto.

          (h)    Committee:    The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

          (i)    Company:    ISG, a Delaware corporation.

          (j)    Disability:    Inability of a Participant to perform in all material respects his duties and responsibilities to ISG, or any Subsidiary of ISG, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant's disability or infirmity which is satisfactory to the Committee.

          (k)    Effective Date:    The term "Effective Date" as defined in Section 16 of the Plan.

          (l)    Employment:    The term "Employment" as used herein shall be deemed to refer to (i) a Participant's employment, if the Participant is an employee of ISG or any of its Affiliates, (ii) a Participant's services as an independent contractor, if the Participant is an independent contractor to ISG or its Affiliates, and (iii) a Participant's services as an non-employee director, if the Participant is a non-employee member of the Board.

          (m)    Fair Market Value:    On a given date, if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading.

          (n)    ISO:    An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

          (o)    Option:    A stock option granted pursuant to Section 6 of the Plan.

          (p)    Option Price:    The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

          (q)    Other Stock-Based Awards:    Awards granted pursuant to Section 8 of the Plan.

          (r)    Participant:    An employee, director or independent contractor who is selected by the Committee to participate in the Plan.

          (s)    Permitted Holder:    Any and all of an employee benefit plan (or trust forming a part thereof) maintained by (A) ISG or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by ISG.

          (t)    Performance-Based Awards:    Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

          (u)    Plan:    The Amended and Restated 2007 Information Services Group, Inc. Equity Incentive Plan.

          (v)    Shares:    Shares of common stock of ISG.

          (w)    Stock Appreciation Right:    A stock appreciation right granted pursuant to Section 7 of the Plan.

          (x)    Subsidiary:    A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.     Shares Subject to the Plan

        Subject to Section 9, the total number of Shares which may be delivered under the Plan is 8,500,000 (the "Share Pool"), which includes the addition of 4,500,000 Shares as of the Effective Date; provided, however, that any one Share that is subject to an Award (and any per Share value referenced in any Award), other than any Options and Stock Appreciation Rights, granted on or after the Effective Date, shall be counted as reducing the number of Shares available under the Share Pool by 1.44 Shares (the "Counting Rule"). The maximum number of Shares underlying Options and Stock Appreciation Rights that may be granted to any one Participant in any given calendar year is 750,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The delivery of Shares upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan by the same number of Shares delivered, subject to the Counting Rule described above, as applicable. Shares which are subject to Awards which terminate, lapse, or are forfeited or canceled (but excluding the withholding of Shares to pay the exercise price or tax withholding obligations relating to Options and Stock Appreciation Rights) will be deemed not to have been delivered and will be available for further Awards under the Plan. For the avoidance of doubt, Shares which are subject to Awards other than Options or Stock Appreciation Rights which are withheld to pay tax withholding obligations will be deemed not to have been delivered and will be available for further Awards under the Plan. The cash settlement of an Award in any manner shall reduce the total number of Shares available under the Plan by the per Share payment of cash.

4.     Administration

        (a)    Delegation.    The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), "independent directors" within the meaning of the applicable principal national exchange listed company rules and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of ISG or an Affiliate; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time; provided, further, however, that the Board may, to the extent permitted under applicable law, delegate such power and authority, otherwise delegated to the Committee, to any committee of the Board, including a committee composed of a member of the Board, to grant equity-based awards to certain employees of ISG pursuant to the terms of the Plan, other than any "directors" or "officers" of ISG as defined under Section 16 of the Act or any "covered employees" as defined under Section 162(m) of the Code.

        (b)    Substitute Awards.    Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by ISG or its affiliates or a company acquired by ISG or with which ISG combines. The number of Shares underlying such substitute awards shall not be counted against the aggregate number of Shares available for Awards under the Plan in the case of an assumption or substitution of awards for those of a company acquired by ISG or with which ISG combines. In no event may this provision be utilized to permit the repricing of Options or Stock Appreciation Rights in a manner not contemplated under Section 9 of this Plan.

        (c)    Interpretation.    The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

        (d)    Terms.    The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

        (e)    Taxes.    The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting or settlement of an Award. Unless the Committee otherwise specifies in an Award agreement or otherwise, and subject to limitations as the Committee may impose (including due to applicable law or accounting rules), the Participant may elect to pay a portion or all of such mandatory withholding taxes by (i) delivery in Shares or (ii) having Shares withheld by ISG from any Shares that would have otherwise been received by the Participant under the Award. The Committee is authorized to require withholding of Shares otherwise deliverable under an Award to satisfy such mandatory withholding taxes.

5.     Limitations

        No Award may be granted under the Plan after the fifth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

        Notwithstanding any provision herein to the contrary, the repricing of an Option or Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company's shareholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; and (iii) repurchasing an Option or Stock Appreciation Right for cash or canceling an Option or Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the repurchase or cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 9(a) or (b) below. Such cancellation and exchange would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

6.     Terms and Conditions of Options

        Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

          (a)    Option Price.    The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted

  (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4).

          (b)    Exercisability.    Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

          (c)    Exercise of Options.    Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by ISG and, if applicable, the date payment is received by ISG pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to ISG as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, which may include the withholding by the Company of Shares deliverable upon exercise of the Option to satisfy the exercise price, (iii) partly in cash and partly in such Shares, (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to ISG an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased and (v) through net settlement in Shares as described in Section 4(e)(ii) above. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

          (d)    ISOs.    The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of ISG or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify ISG of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, ISG or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

          (e)    Attestation.    Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case ISG shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.     Terms and Conditions of Stock Appreciation Rights

        (a)    Grants.    The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

        (b)    Terms.    The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares or portion thereof covered by the Stock Appreciation Right being exercised. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to ISG the unexercised Option, or any portion thereof, and to receive from ISG in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by ISG of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by ISG shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

        (c)    Limitations.    The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8.     Other Stock-Based Awards

        (a)    Generally.    The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, Awards of restricted Share units and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards

(including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

        (b)    Performance-Based Awards.    Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 8 may be granted in a manner which is intended to be deductible by ISG under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital (xviii) return on assets and (xix) total shareholder return. The foregoing criteria may relate to ISG, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of Performance-Based Awards that may be earned during a calendar year by any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 500,000 Shares and (y) with respect to Performance-Based Awards that are not denominated in Shares, $5,000,000. For this purpose, the applicable limitation on a Performance-Based Award that may be earned over a period longer than one calendar year will be apportioned evenly over the number of full and partial years in the performance period. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee, except that in the case of share-denominated Performance-Based Awards with multi-year performance periods this discretion may be specifically reserved at the time of grant if the failure to do so would result in the accounting expense for such Award not being measured at the time of grant. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.     Adjustments Upon Certain Events

        Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

          (a)    Generally.    In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, or in the event of any reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718), or any distribution to shareholders other than regular cash dividends, or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, in a manner it deems to be equitable (subject to Section 17 below), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an "equity restructuring" (within the meaning of the FASB ASC Topic 718), the Committee shall make an equitable adjustment to all outstanding awards to reflect such event.

          (b)    Change in Control.    In the event of a Change in Control after the Effective Date, (i) if determined by the Committee in the applicable Award agreement or otherwise at the time of the Change in Control, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse and/or performance restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse and/or performance restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Committee may (subject to Section 17 below), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least ten (10) business days prior to the Change in Control, such Options and Stock Appreciation Rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options and Stock Appreciation Rights shall terminate and be of no further force and effect.

10.   No Right to Employment or Awards

        The granting of an Award under the Plan shall impose no obligation on ISG or any Affiliate to continue the Employment of a Participant and shall not lessen or affect ISG's or Affiliate's right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.   Successors and Assigns

        The Plan shall be binding on all successors and assigns of ISG and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.   Nontransferability of Awards

        Unless otherwise determined by the Committee (and subject to the limitation that in no circumstances may an Award be transferred by the Participant for consideration or value), an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives, distributees or designated beneficiaries of the Participant.

13.   Amendments or Termination

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of ISG, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, (b) without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) subject to Section 5, relating to repricing of Options or Stock Appreciation Rights, to permit such repricing without the approval of the shareholders of ISG; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to ISG or to Participants), and the Committee may otherwise amend the Plan where such action is within the scope of the Committee's authority under its Charter and subject to any shareholder approval or other requirement that would apply had such amendment been adopted by the Board.

        Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, ISG may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14.   International Participants

        With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, ISG or an Affiliate.

15.   Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16.   Effectiveness of the Plan

        The original effective date of this Plan was November 13, 2007; provided, however, that this Plan as amended and restated shall be effective on the date on which the Company's shareholders approve the Plan (such date, the "Effective Date"). The Committee's authority to grant new Awards under the Plan shall terminate on the fifth anniversary of the Effective Date, subject to earlier termination by the Board pursuant to Section 13.

17.   Section 409A Delay of Payment

        Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, ISG will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code which, with respect to any Participant that is a "specified employee" within the meaning of Section 409A of the Code, will be no earlier than the first day following six months after termination of Employment (other than due to death), if such payment is payable in respect of such termination. ISG shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither ISG, the Committee nor any of ISG's employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

X Please mark your votes like this  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  PROXY The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of each nominee and items 2 and 3. THE DIRECTORS RECOMMEND A VOTE “FOR” THE NOMINEES AND ITEMS 2 AND 3. FOR AGAINST ABSTAIN VOTE BY MAIL Please sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Information Services Group, Inc., c/o Continental Stock Transfer & Trust Co., 17 Battery Place, 8th Floor, New York, NY 10004. Information Services Group, Inc. Signature Signature Date , 2010. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Nominees Vote on Directors 1. To elect as Directors of Information Services Group, Inc. the nominees listed below: Vote on Proposals TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: INFORMATION SERVICES GROUP, INC. KEEP THIS PORTION FOR YOUR RECORDS X 2. Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. 1. Michael P. Connors FOR WITHHELD 2. Robert E. Weissman FOR WITHHELD FOR AGAINST ABSTAIN 3. Proposal to amend the 2007 Equity Incentive Plan.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY INFORMATION SERVICES GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 11, 2010 The stockholder(s) hereby appoint David E. Berger and Earl H. Doppelt or either of them, as proxies, each with the power to appoint his substitute, revoking any proxies previously given and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Information Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on May 11, 2010, at the offices of the Company, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS TWO AND THREE. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (Continued, and to be marked, dated and signed, on the other side)